Exhibit 4.3

PURCHASE AND CONTRIBUTION AGREEMENT

This Purchase and Contribution Agreement (this “Purchase Agreement”), dated as of ________ __, ____, is by and among GMTH Holdings, LLC, a Delaware limited liability company (the “Seller”) and GNMAG Asset Backed Securitizations, LLC, a Delaware limited liability company (the “Purchaser”).

IN CONSIDERATION of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article One

CERTAIN DEFINITIONS

Section 1.01 Definitions. As used in this Purchase Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

“Agency Security” means a fully modified pass-through mortgage-backed certificate, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association and backed by the full faith and credit of the United States government and which represents a proportional undivided ownership interest in a pool of fully amortizing fixed-rate level payment mortgage loans or GPM Loans secured by one- to four-family residences.

“Agency Security Purchase Agreement”: [Each] [The] Agency Security Purchase Agreement, dated as of the date hereof, between the Seller, as purchaser, and [the Ginnie Mae issuer/servicer named therein] [________], as seller, pursuant to which the Seller has acquired the Agency Securities transferred hereunder.

“Certificate of Formation” means, with respect to any limited liability company, the certificate of formation or similar document, filed with the applicable Governmental Authority, forming such limited liability company.

“Operating Agreement” means, with respect to any limited liability company, the limited liability company agreement or similar agreement that is the sole governing document of such limited liability company.

“Purchase Agreement” means this Purchase and Contribution Agreement.

“Purchase Price” means, with respect to the Conveyed Assets, an amount mutually agreed upon by the Seller and the Purchaser to represent the fair market value of the Conveyed Assets.

“Purchaser” has the meaning given to such term in the Preamble.

“Seller” has the meaning given to such term in the Preamble.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Trust Agreement” means the Trust Agreement, dated as of ________ __, ____, between the Purchaser, as depositor, and ________, as trustee (in such capacity, the “Trustee”).

“Underwriting Agreement” means the Underwriting Agreement, dated as of ________ __, ____, among the Purchaser, the Seller and the underwriters party thereto.

Section 1.02 Other Definitions. Capitalized terms not defined herein shall have the meaning given such terms in the Trust Agreement.

Section 1.03 Interpretation. In this Purchase Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Purchase Agreement shall refer to this Purchase Agreement as a whole and not to any particular provision hereof; (ix) references contained herein to Sections and Schedules, as applicable, are references to Sections and Schedules in or to this Purchase Agreement unless otherwise specified; (x) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (xi) the term “proceeds” has the meaning set forth in the applicable UCC.

Article Two

PURCHSAE AND SALE OF AGENCY SECURITIES

Section 2.01 Conveyed Assets. Subject to the terms and conditions set forth herein, as of the date hereof, the Seller hereby sells, transfers, assigns and conveys to the Purchaser, and the Purchaser hereby acquires from the Seller, without recourse, all of the Seller’s right, title and interest in, to and under (a) the Agency Securities listed in Schedule A to this Agreement, and all distributions on the Agency Securities payable to Persons who are holders of record thereof on and after the date hereof, (b) the rights and remedies of the Seller pursuant to the Agency Securities Purchase Agreement relating to the Agency Securities transferred hereunder and (c) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property (including without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) (the “Conveyed Assets”).

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Section 2.02 Purchase Price and Contribution of Capital. For and in consideration for the transfer of the Conveyed Assets by the Seller, on the date hereof the Purchaser shall pay the Purchase Price with respect to the Conveyed Assets to the Seller. The Purchase Price for the Conveyed Assets shall be payable in cash to the extent of the net proceeds of the sale of the Certificates received by the Purchaser under the Underwriting Agreement (the “Offering Proceeds”) and to the extent the Purchase Price for the Conveyed Assets is greater than the Offering Proceeds received by the Purchaser, the difference shall be treated as a cash contribution of capital by the Seller to the Purchaser. On the date hereof, the Purchaser shall remit to the Seller the cash portion of the Purchase Price for the Conveyed Assets by wire transfer to an account designated by the Seller.

Section 2.03 Transfer Treated as Sale. Each of the Seller and the Purchaser agree to treat the transfer of the Conveyed Assets for all purposes as a sale on all relevant books, records and other applicable documents. Each of the Seller and the Purchaser acknowledge and agree that no item of Conveyed Assets shall be part of the Seller’s estate in the event of an insolvency proceeding of the Seller. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, (I) the Seller hereby (a) grants to the Purchaser a security interest in the Conveyed Assets identified on Schedule A hereto to secure the payment and performance obligations of the Seller to the Purchaser under this Purchase Agreement, (b) agrees that this Purchase Agreement shall constitute a security agreement under Applicable Law and (c) represents and warrants as to itself only that each remittance of any distributions with respect to such Conveyed Assets or any other proceeds thereof to the Purchaser, or its assignee, under this Purchase Agreement, will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.

Section 2.04 Protection of Security Interest. The Seller irrevocably authorizes the Trustee and appoints the Trustee, as its attorney-in-fact to act on behalf of the Purchaser, to file UCC financing statements, amendments thereto and continuations thereof, necessary or, at the direction of the majority of the Holders of the Certificates, desirable, to perfect and to maintain the perfection and priority of the interest of the Purchaser and the Trustee in the Conveyed Assets.  This appointment is coupled with an interest and is irrevocable.

Article Three

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date of this Purchase Agreement that:

(a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

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(b) Due Authorization, etc. This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and assuming due execution and delivery thereof by the Seller, this Purchase Agreement, as executed and delivered by the Purchaser, is the valid, legal and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict. The acquisition of the Conveyed Assets and the fulfillment of the terms of this Purchase Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of formation or limited liability company agreement of the Purchaser, or any indenture or other agreement or instrument to which the Purchaser is a party or by which it is bound, or any state or Federal statute or regulation applicable to the Purchaser or any order of any state or Federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Purchaser.

Section 3.02 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser, as of the date hereof:

(a) Organization, Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(b) Due Authorization, etc. This Purchase Agreement has been duly authorized, executed and delivered by the Seller and assuming due execution and delivery thereof by the Purchaser, this Purchase Agreement, as executed and delivered by the Seller, is the valid, legal and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

(c) No Conflict. The sale of the Conveyed Assets and the fulfillment of the terms of this Purchase Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of formation or limited liability company agreement of the Seller, or any indenture or other agreement or instrument to which the Seller is a party or by which it is bound, or any state or Federal statute or regulation applicable to the Seller or any order of any state or Federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller.

Section 3.03 Representations and Warranties of the Seller Regarding the Conveyed Assets. The Seller represents and warrants to the Purchaser with respect to the Conveyed Assets that:

(a) the Seller is duly authorized to so deliver the Conveyed Assets;

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(b) at the time of delivery of the Conveyed Assets, the Seller’s interest in such Conveyed Assets is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the Seller;

(c) such delivery is irrevocable and free of any continuing claim by the Seller except such as the Seller may have as a Certificateholder;

(d) each item of the Conveyed Assets is comprised of “investment property”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles,” which shall in each case have the meaning defined in the Uniform Commercial Code; and

(e) the Seller has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Assets transferred to the Purchaser hereunder.

The above representations and warranties shall survive the delivery of such Conveyed Assets to the Purchaser.

Article Four

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Transfers. On or prior to the date hereof, the following conditions shall have been satisfied:

(a) Representations and Warranties True.

(i) The representations and warranties of the Seller hereunder shall be true and correct on the date hereof and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the date hereof.

(ii) The representations and warranties of the Purchaser hereunder shall be true and correct on the date hereof and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the date hereof.

(b) Accounting Records Marked. The Seller shall have clearly and unambiguously marked its general ledger and all accounting records and documents and all computer tapes and records to show that the Conveyed Assets have been acquired by the Purchaser pursuant to this Purchase Agreement.

(c) Payment of the Purchase Price. In consideration of the sale of the Conveyed Assets from the Seller to the Purchaser, on the date hereof the Purchaser shall have paid to the Seller the applicable Purchase Price with respect to the Conveyed Assets in accordance with Section 2.02.

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Article Five

COVENANTS OF SELLER

Section 5.01 Protection of Right, Title and Interest. From and after the date hereof, the Seller agrees with respect to itself and the Conveyed Assets as follows:

(a) Seller Assets. The Seller will: (i) take all action necessary to perfect, protect and more fully evidence the Purchaser’s ownership of the Conveyed Assets, including (A) filing and maintaining effective financing statements (Form UCC-1) listing the Seller as debtor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional action that the Purchaser (or its assigns) may reasonably request, including the filing of financing statements listing the Purchaser as secured party, and the Trustee as assignee of the security interest, to perfect, protect and more fully evidence the interests of the Purchaser in the Conveyed Assets.

(b) Collections. In the event any payments relating to Conveyed Assets are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following identification thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser (and its assigns).

(c) True Sale. Except for purposes of GAAP, the Seller will not account for or treat the transactions contemplated by this Purchase Agreement in any manner other than as the sale, or absolute assignment, of the Conveyed Assets to the Purchaser.

Section 5.02 Collections. In the event the Seller receives any distributions on an Agency Security transferred hereunder, it shall promptly upon receipt, but in no event later than two (2) Business Days from identification, deliver such distributions to the Trustee for deposit into the Collection Account in accordance with the Trust Agreement.

Article Six

OTHER PROVISIONS

Section 6.01 Amendment; Termination. This Purchase Agreement may be amended from time to time with the prior written consent of the Trustee and a written amendment duly executed and delivered by the Seller and the Purchaser. This Purchase Agreement may be terminated by either party hereto at any time by giving 30 days’ prior written notice to the other party, to the Trustee.

Section 6.02 Waivers. No failure or delay on the part of the Purchaser or the Trustee in exercising any power, right or remedy under this Purchase Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

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Section 6.03 Notices. All communications and notices pursuant hereto to any party shall be in writing or by overnight courier, facsimile, telegraph, telex or e-mail and addressed or delivered to it at its address indicated below (or in case of facsimile or telex, at its facsimile or telex number at such address as indicated below), or at such other address as may be designated by it by notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) telex, when telexed against receipt of answer back or (iii) facsimile copy, when verbal communication of receipt is obtained.

If to the Seller:

GMTH Holdings, LLC
Attention: [_________]

[_________]
Facsimile: [_________]
E-mail: [_________]

If to the Purchaser:

GNMAG Asset Backed Securitizations, LLC
Attention: [_________]

[_________]
Facsimile: [_________]
E-mail: [_________]

If to the Trustee:

[_________________]

Attention: [_________]

[_________]
Facsimile: [_________]
E-mail: [_________]

Section 6.04 Survival. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect and will survive the transcer of the Conveyed Assets.

Section 6.05 GOVERNING LAW. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 6.06 Execution in Counterparts; Severability; Integration. This Purchase Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Purchase Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original. In case any provision in or obligation under this Purchase Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Purchase Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their respective officers as of the date set forth above.

GMTH HOLDINGS, LLC,
as Seller

By:
Name:
Title:

GNMAG ASSET BACKED SECURITIZATIONS, LLC,
as Purchaser

By:
Name:
Title:

Signature Page to Purchase and Contribution Agreement

SCHEDULE A

SCHEDULE OF AGENCY SECURITIES

[Provided by electronic file]

A-1